Exhibit 99.1

Willdan Reports Fourth Quarter 2012 and Fiscal Year 2012 Financial Results

ANAHEIM, Calif., March 26, 2013—(BUSINESS WIRE)—Willdan Group, Inc. (“Willdan”) (NASDAQ:WLDN), today announced financial results for its fourth quarter and fiscal year 2012 ended December 28, 2012.

For the fourth quarter of 2012, Willdan reported total contract revenue of $22.9 million and net income of $0.3 million, or $0.04 per basic and diluted share.

For the fiscal year ended December 28, 2012, Willdan reported total contract revenue of $93.4 million and a net loss of $17.3 million, or $2.37 per basic and diluted share.

Tom Brisbin, Willdan’s Chief Executive Officer, stated: “Our fourth quarter revenue and earnings were in line with our expectations. We continued to carefully manage expenses during the quarter and we generated positive cash flow from operations.”

Fourth Quarter 2012 Results

For the fourth quarter of fiscal 2012, revenue was $22.9 million, down $7.1 million, or 23.5%, from revenue of $30.0 million for the comparable period last year. On a sequential basis, revenue was up $1.4 million, or 6.5%, from the third quarter of 2012. Income from operations was $1.2 million for the fourth quarter of fiscal 2012, as compared to income from operations of $0.3 million for the comparable period last year. On a sequential basis, income from operations decreased $0.2 million from $1.4 million in the third quarter of 2012.

Net income was $0.3 million for the fourth quarter of fiscal 2012, as compared to a net loss of $0.8 million in the comparable period last year and net income of $0.8 million in the third quarter of 2012.

Basic and diluted earnings per share for the fourth quarter of fiscal 2012 were $0.04 as compared to basic and diluted loss per share of $0.11 for the comparable period last year.

Willdan generated $0.7 million in cash flow from operations in the fourth quarter of fiscal 2012.

Fiscal Year 2012 Results

Revenue for fiscal year 2012 was $93.4 million, a decrease of $13.7 million, or 12.8%, from revenue of $107.2 million for fiscal year 2011. Loss from operations was $19.3 million for fiscal year 2012 as compared to income from operations of $3.4 million for fiscal year 2011. Net loss was $17.3 million for fiscal year 2012, including a $15.2 million goodwill impairment charge, as compared to net income of $1.8 million for fiscal year 2011.

Basic and diluted loss per share for fiscal year 2012 was $2.37, as compared to basic and diluted earnings per share of $0.25 and $0.24, respectively, for fiscal year 2011.

Willdan generated $5.3 million in cash flow from operations in the year ended December 28, 2012.

	Three Months Ended		Twelve Months Ended
In thousands (except EPS data)	December 28, 2012	December 30, 2011	December 28, 2012	December 30, 2011
Revenue	$22,947	$30,006	$93,443	$107,165

Income from operations	1,225	347	(19,255)	3,401
Interest income	2	—	6	5
Interest expense	(26)	(24)	(106)	(77)
Other, net	7	(4)	(28)	1
Income tax expense (benefit)	908	1,098	(2,083)	1,500
Net income (loss)	$300	$(779)	$(17,300)	$1,830

Earnings (loss) per share
Basic	$0.04	$(0.11)	$(2.37)	$0.25
Diluted	$0.04	$(0.11)	$(2.37)	$0.24

Weighted average shares outstanding:
Basic	7,335	7,273	7,310	7,262
Diluted	7,343	7,273	7,310	7,485

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure its operating performance. Willdan defines Adjusted EBITDA as net (loss) income plus net interest expense, income tax (benefit) expense, depreciation and amortization, goodwill impairment and other non-recurring income and expense items occurring in such period. Willdan’s definition of Adjusted EBITDA may differ from those of many companies reporting similarly named measures. This measure should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles, or GAAP, such as operating income and net income. Willdan believes Adjusted EBITDA enables management to separate non-recurring income and expense items from its results of operations to provide a more normalized and consistent view of operating performance on a period-to-period basis. Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes. Willdan also believes Adjusted EBITDA is useful to investors, research analysts, investment bankers and lenders because it removes the impact of certain non-recurring income and expense items from its operational results, which may facilitate comparison of its results from period to period.

Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to operating income or net income as an indicator of operating performance or any other GAAP measure.

Adjusted EBITDA decreased to $(3.3) million for fiscal year 2012 from $4.3 million for fiscal year 2011.

The following is a reconciliation of net (loss) income to Adjusted EBITDA:

	Twelve Months Ended
In thousands	December 28, 2012	December 30, 2011

Net (loss) income	$(17,300)	$1,830
Interest income	(6)	(5)
Interest expense	106	77
Income tax (benefit) expense	(2,083)	1,500
Lease abandonment expense	26	2
Depreciation and amortization	737	944
Impairment of goodwill	15,208	—
Loss on sale of assets	18	2
Adjusted EBITDA	$(3,294)	$4,350

Liquidity and Capital Resources

Willdan had $10.0 million in cash and cash equivalents at December 28, 2012, compared with $3.0 million at December 30, 2011. Willdan has a $5.0 million revolving line of credit with Wells Fargo Bank, National Association (“Wells Fargo”), with $3.0 million in outstanding borrowings at December 28, 2012. In addition, the revolving line of credit is scheduled to expire on April 1, 2013. Wells Fargo may also refuse to renew the facility when it expires on April 1, 2013 and if they do so, Willdan will have to repay the outstanding balance of $3.0 million.

Willdan is currently in breach of the net income covenant in its revolving line of credit because it did not have net income of at least $250,000 measured on a rolling four quarter basis and it sustained net losses for two consecutive quarters in the past year. Additionally, Willdan’s ratio of funded debt to EBITDA exceeds the limits permitted under the line of credit. Because of these covenant breaches, Willdan’s ability to borrow additional funds under the line of credit is currently subject to Wells Fargo’s discretion. Although Willdan is seeking a waiver from Wells Fargo for the current breach of the covenants and to extend the maturity of the line of credit, Wells Fargo is not obligated to provide any waiver or modify the terms of the agreement and could choose to increase the interest rate of the outstanding indebtedness, accelerate the loans outstanding under the line of credit and/or terminate its commitments under the line of credit.

Conference Call and Webcast

Chief Executive Officer Thomas Brisbin and Chief Financial Officer Kimberly Gant plan to host a conference call today, March 26, 2013, at 5:00 p.m. Eastern/2:00 p.m. Pacific, to discuss Willdan’s financial results.

Interested parties may participate in the conference call by dialing 877-941-0844 (480-629-9835 for international callers).  When prompted, ask for the “Willdan Group, Inc., Fourth Quarter 2012 Conference Call.”  The conference call will be webcast simultaneously on Willdan’s website at www.willdan.com under Investors: Events.

The telephonic replay of the conference call may be accessed approximately two hours after the call through April 9, 2013, by dialing 800-358-3474 (303-590-3030 for international callers).  The replay access code is 4599738.  The webcast replay will be archived for 12 months.

About Willdan Group, Inc.

Founded in 1964, Willdan is a provider of professional technical and consulting services to public agencies at all levels of government, public and private utilities and commercial and industrial firms. Willdan provides a broad range of services to clients throughout the United States, including engineering and planning, energy efficiency and sustainability, economic and financial consulting, and national preparedness and interoperability. For additional information, visit Willdan’s website at www.willdan.com.

Forward-Looking Statements

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that Willdan will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. Willdan’s business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan’s SEC reports including, but not limited to, the Annual Report on Form 10-K to be filed for the year ended December 28, 2012. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 28, 2012	December 30, 2011
Assets
Current assets:
Cash and cash equivalents	$10,006,000	$3,001,000
Accounts receivable, net of allowance for doubtful accounts of $303,000 and $421,000 at December 28, 2012 and December 30, 2011, respectively	15,484,000	16,782,000
Costs and estimated earnings in excess of billings on uncompleted contracts	9,860,000	20,672,000
Other receivables	95,000	175,000
Prepaid expenses and other current assets	1,782,000	1,724,000
Total current assets	37,227,000	42,354,000

Equipment and leasehold improvements, net	979,000	1,217,000
Goodwill	—	15,208,000
Other intangible assets, net	12,000	49,000
Other assets	307,000	383,000
Deferred income taxes	3,452,000	5,100,000
Total assets	$41,977,000	$64,311,000

Liabilities and Stockholders’ Equity
Current liabilities:
Excess of outstanding checks over bank balance	$1,188,000	$1,777,000
Borrowings under line of credit	3,000,000	256,000
Accounts payable	6,983,000	8,182,000
Accrued liabilities	5,306,000	10,192,000
Billings in excess of costs and estimated earnings on uncompleted contracts	3,419,000	752,000
Current portion of notes payable	628,000	600,000
Current portion of capital lease obligations	152,000	163,000
Current portion of deferred income taxes	3,452,000	7,349,000
Total current liabilities	24,128,000	29,271,000

Notes payable, less current portion	—	77,000
Capital lease obligations, less current portion	124,000	136,000
Deferred lease obligations	374,000	534,000
Total liabilities	24,626,000	30,018,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized; 7,335,000 and 7,274,000 shares issued and outstanding at December 28, 2012 and December 30, 2011, respectively	73,000	73,000
Additional paid-in capital	34,423,000	34,065,000
Accumulated (deficit) earnings	(17,145,000)	155,000
Total stockholders’ equity	17,351,000	34,293,000
Total liabilities and stockholders’ equity	$41,977,000	$64,311,000

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Year
	2012	2011	2010

Contract revenue	$93,443,000	$107,165,000	$77,896,000

Direct costs of contract revenue (exclusive of depreciation and amortization shown separately below):
Salaries and wages	23,218,000	25,714,000	21,607,000
Subconsultant services and other direct costs	35,741,000	39,013,000	20,415,000
Total direct costs of contract revenue	58,959,000	64,727,000	42,022,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	22,421,000	22,594,000	17,582,000
Facilities and facility related	4,871,000	4,875,000	4,290,000
Stock-based compensation	227,000	201,000	235,000
Depreciation and amortization	671,000	877,000	1,042,000
Lease abandonment (recovery), net	26,000	2,000	(68,000)
Impairment of goodwill	15,208,000	—	—
Other	10,315,000	10,488,000	9,719,000
Total general and administrative expenses	53,739,000	39,037,000	32,800,000
(Loss) income from operations	(19,255,000)	3,401,000	3,074,000

Other (expense) income:
Interest income	6,000	5,000	12,000
Interest expense	(106,000)	(77,000)	(54,000)
Other, net	(28,000)	1,000	32,000
Total other (expense) income, net	(128,000)	(71,000)	(10,000)
(Loss) income before income taxes	(19,383,000)	3,330,000	3,064,000

Income tax (benefit) expense	(2,083,000)	1,500,000	344,000
Net (loss) income	$(17,300,000)	$1,830,000	$2,720,000

(Loss) earnings per share:
Basic	$(2.37)	$0.25	$0.38
Diluted	$(2.37)	$0.24	$0.37

Weighted-average shares outstanding:
Basic	7,310,000	7,262,000	7,233,000
Diluted	7,310,000	7,485,000	7,311,000

 WILLDAN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year
	2012	2011	2009
Cash flows from operating activities:
Net (loss) income	$(17,300,000)	$1,830,000	$2,720,000
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Non-cash revenue from subcontractor settlement	—	(902,000)	—
Depreciation and amortization	737,000	944,000	1,053,000
Deferred income taxes	(2,249,000)	1,465,000	389,000
Goodwill impairment	15,208,000	—	—
Lease abandonment expense (recovery), net	26,000	2,000	(68,000)
Loss (gain) on sale of equipment	18,000	2,000	(17,000)
Provision for doubtful accounts	673,000	209,000	20,000
Stock-based compensation	227,000	201,000	235,000
Changes in operating assets and liabilities:
Accounts receivable	625,000	(2,507,000)	(4,407,000)
Costs and estimated earnings in excess of billings on uncompleted contracts	10,812,000	(8,427,000)	(4,694,000)
Income tax receivable	—	—	51,000
Other receivables	80,000	1,000	(103,000)
Prepaid expenses and other current assets	(58,000)	(10,000)	(214,000)
Other assets	76,000	24,000	(89,000)
Accounts payable	(1,199,000)	2,802,000	3,923,000
Accrued liabilities	(4,886,000)	4,206,000	1,476,000
Billings in excess of costs and estimated earnings on uncompleted contracts	2,667,000	(289,000)	11,000
Deferred lease obligations	(186,000)	(234,000)	(189,000)
Net cash provided by (used in) operating activities	5,271,000	(683,000)	97,000

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(359,000)	(395,000)	(685,000)
Proceeds from sale of equipment	20,000	6,000	40,000
Payments related to business acquisitions	—	(2,733,000)	(2,104,000)
Net cash used in investing activities	(339,000)	(3,122,000)	(2,749,000)

Cash flows from financing activities:
Changes in excess of outstanding checks over bank balance	(589,000)	554,000	735,000
Payments on notes payable	(663,000)	(211,000)	(17,000)
Proceeds from notes payable	614,000	667,000	214,000
Borrowings under line of credit	11,663,000	33,965,000	14,123,000
Repayments of line of credit	(8,919,000)	(34,709,000)	(14,123,000)
Principal payments on capital leases	(164,000)	(202,000)	(173,000)
Proceeds from stock option exercise	11,000	7,000	3,000
Proceeds from sales of common stock under employee stock purchase plan	120,000	93,000	87,000
Net cash provided by financing activities	2,073,000	164,000	849,000

Net increase (decrease) in cash and cash equivalents	7,005,000	(3,641,000)	(1,803,000)
Cash and cash equivalents at beginning of the year	3,001,000	6,642,000	8,445,000
Cash and cash equivalents at end of the year	$10,006,000	$3,001,000	$6,642,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$106,000	$77,000	$52,000
Income taxes	139,000	70,000	48,000
Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under capital leases	$151,000	$247,000	$240,000

Contact:

Willdan Group, Inc.

Kimberly Gant

Chief Financial Officer

Tel: 714-940-6300

kgant@willdan.com

or

Financial Profiles, Inc.

Moira Conlon

Tel: 310-478-2700 x11

mconlon@finprofiles.com